NOTE AND SECURED REVOLVING LINE OF
                  CREDIT AGREEMENT MODIFICATION AGREEMENT NO. 4



         THIS AGREEMENT, made this 18 day of October, 1995, by and between FLEET BANK f/k/a FLEET BANK OF NEW YORK, a bank organized and existing under the laws of the State of New York, and having its principal banking house located at 69 State Street, Albany, New York 12201 (herein called the "Bank") and ENVIRONMENT-ONE CORPORATION, a New York corporation with its principal place of business at P.O. Box 773, 2773 Balltown Road, Schenectady, New York 12309 (herein called the "Borrower").


                              W I T N E S S E T H:

         WHEREAS, the Borrower did execute and deliver to the Bank a Business Purpose Promissory Note (Demand Line of Credit) in the face amount of Two Million Five Hundred Thousand and no/100 Dollar ($2,500,000.00) dated as of October 2, 1992 (herein called the "Note"); and

         WHEREAS, the Note is subject to the terms and conditions of a Secured Revolving Line of Credit Agreement also dated as of October 2, 1992 by and between the Bank and the Borrower (the "Line of Credit Agreement"); and

         WHEREAS, the Note and the Line of Credit Agreement were modified by the parties pursuant to the terms of a Note and Line of Credit Agreement Modification Agreement by and between the Borrower and the Bank dated the 23rd day of March, 1994 and a Letter Agreement dated May 10, 1994 (collectively the "Modification Agreement"); and

         WHEREAS, the Note and the Line of Credit Agreement were further modified by the parties pursuant to the terms of a Note and Line of Credit Agreement Modification Agreement No. 2 by and between the Borrower and the Bank dated the 20th day of March, 1995 (the "Modification Agreement No. 2"); and

         WHEREAS, the Note and the Line of Credit Agreement were further modified by the parties pursuant to the terms of a Note and Line of Credit Agreement Modification Agreement No. 3 by and between the Borrower and the Bank dated the 30th day of March, 1995 (the "Modification Agreement No. 3"); and

         WHEREAS, the Borrower and the Bank desire to further modify certain terms of the Note and the Line of Credit Agreement, but only pursuant to the terms and conditions of this Note and Line of Credit Agreement Modification Agreement No. 4.

         NOW, THEREFORE, in pursuance of said agreement and in consideration of the mutual promises, covenants and agreements herein contained and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the Borrower and the Bank mutually agree and covenant as follows:

         1. The Note is hereby modified, replaced and restated in its entirety by a Line of Credit Note in the face amount of $2,500,000.00 dated of even date herewith from the Borrower to the Lender (the "New Note"), a copy of which New
Note is attached hereto as Exhibit "A" and made a part hereof. All the terms and conditions of the Line of Credit Agreement, as previously modified by the Modification Agreement, Modification Agreement No. 2 and Modification Agreement No. 3, and as further modified hereunder, shall continue to apply to the New Note.

         2. The last sentence in paragraph 1. (a) of the Line of Credit Agreement, as previously modified by the Modification Agreement, Modification Agreement No. 2 and Modification Agreement No. 3, is hereby modified in its entirety to read as follows:

                  "Advances under the Note shall be limited to (i)  seventy-five percent (75%) of the Borrower's "Acceptable Domestic Accounts Receivable" (as hereinafter defined), plus (ii) seventy-five percent (75%) of the Borrower's bonded municipal job retainages, plus (iii) seventy-five percent (75%) of the Borrower's "Acceptable Foreign Accounts Receivable" (as hereinafter defined) not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) or ten percent of the Borrowing Base (as hereinafter defined), whichever is less."

         3. Paragraph 1. (e) of the Line of Credit Agreement, as previously modified by the Modification Agreement, Modification Agreement No. 2 and Modification Agreement No. 3, is hereby modified in its entirety to read as follows:

                  "Advances under the Note by the Bank to the Borrower shall be at the discretion of the Bank based upon the Aging Schedule of Accounts Receivable referred to in subparagraph (c) and the Retainage Report referred to in subparagraph (d); except that the total loans outstanding at any one time made in connection with this loan shall not exceed (i) seventy-five percent (75%) of the Borrower's "Acceptable Domestic Accounts Receivable" (as hereinafter defined), plus (ii) seventy-five percent (75%) of the Borrower's bonded municipal job retainages, plus (iii) seventy-five percent (75%) of the Borrower's "Acceptable Foreign Accounts Receivable" (as hereinafter defined) not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) or ten percent of the Borrowing Base (as hereinafter defined), whichever is less. Acceptable Domestic Accounts Receivable shall be defined as those accounts receivable of the Borrower due from account debtors with a billing address located within the United States of America that are due ninety (90) days or less, whichever is less, that are free and clear of all liens, and are unconditionally owed to the Borrower without a defense, offset or counterclaim, and which would not be classified as contra accounts. Acceptable Foreign Accounts Receivable shall be defined as those accounts receivable of the Borrower that are either (i) due from account debtors with a billing address located outside of the United States of America or (ii) that are due from the Borrower's subsidiaries created by sales by said subsidiaries to unrelated third parties, and in either case, that are due ninety (90) days or less, whichever is less, that are free and clear of all liens, and are unconditionally owed to the Borrower without a defense, offset or counterclaim. Borrowing Base is defined in the Loan Formula Certificate attached to this Line of Credit Agreement as Exhibit A."

         4. All the other terms and conditions of the Line of Credit Agreement, as previously modified pursuant to the terms of the Modification Agreement, the Modification Agreement No. 2 and the Modification Agreement No. 3, remain in full force and effect, with the exception of the modifications set forth in paragraphs 2 and 3 above.

         5. The Borrower hereby warrants and covenants to the Bank that as of the date of this Agreement, there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Note, the New Note, the Line of Credit Agreement, the Modification Agreement, the Modification Agreement No. 2, the Modification Agreement No. 3 or any of the documents executed in connection therewith or herewith or the obligations represented or evidenced thereby or hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Note and Line of Credit Agreement Modification Agreement No. 4 as of the 16th day of October, 1995.

FLEET BANK                                           ENVIRONMENT-ONE CORPORATION


By: /s/ Kevin P. Harrigan                      By: /s/ Angelo Dounoucos
   ----------------------                         ------------------------------
   Kevin P. Harrigan,                             Angelo Dounoucos, President
   Vice President                                 and Chief Executive Officer



                                               By: /s/ Philip Welsh
                                                   -----------------------------
                                                   Philip Welsh, Treasurer

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF Schenectady  )

         On this 18th day of October, 1995 before me personally appeared Angelo Dounoucos, to me known, who being by me duly sworn, did depose and say that he resides at 720 St. Davids Lane, Schenectady, New York 12309, that he is the President and Chief Executive Officer of ENVIRONMENT-ONE CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                              /s/ Carol J. Hicks
                                                              ------------------
                                                              Notary Public

                                                        CAROL J. HICKS
                                               Notary Public, State of New York
                                                         No. 5022470
                                               Qualified in Schenectady County
                                             Commission Expires January 10, 1996


STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF Schenectady  )

         On this 18th day of October, 1995, before me personally appeared Philip Welsh, to me known, who being by me duly sworn, did depose and say that he resides at 13 Nottingham Way South, Clifton Park, New York 12065, that he is the Treasurer of ENVIRONMENT-ONE CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                              /s/ Carol J. Hicks
                                                              ------------------
                                                              Notary Public

                                                        CAROL J. HICKS
                                               Notary Public, State of New York
                                                         No. 5022470
                                               Qualified in Schenectady County
                                             Commission Expires January 10, 1996

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF Albany    )

         On this 16th day of Ocotber,  1995, before me personally appeared Kevin
P. Harrigan, to me known, who being by me duly sworn, did depose and say that he resides at 201 Autumn Run, Schenectady, New York 12309, that he is a Vice President of FLEET BANK, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                         /s/ Oriana J. Farella
                                                         -----------------------
                                                         Notary Public

                                                      ORIANA J. FARELLA
                                               Notary Public, State of New York
                                               Qualified in Schenectady County
                                               Commission Expires April 3, 1997